Ex. T3A.58
Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1991) Secretary of State Department of Business Services		SUBMIT IN DUPLICATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”		This space for use by Secretary of State Date Franchise Tax $ Filing Fee $ Approved:

1.	CORPORATE NAME:	Uno of Schaumburg, Inc.

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2.	Initial Registered Agent:	The Prentice-Hall Corporation System, Inc.
		First Name	Middle Initial	Last Name

	Initial Registered Office:	33 North LaSalle Street
		Number	Street	Suite #

		Chicago	60602	Cook
		City	Zip Code	County

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.) To own and operate restaurants.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
	Common	$ none	100	100	$10,000

					TOTAL = $

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

(over)

5.	(a)	Number of directors constituting the initial board of directors of the corporation: (3)
	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
		Name	Residential Address	City, State, ZIP
		Aaron D. Spencer	69 Farlow Road,	Newton, PA 01776
		Craig S. Miller	101 Fox Run Road,	Sudbury, MA 01776
		Robert M. Brown	28 Everett Street	Stoneham, MA 02180

6. OPTIONAL:	(a)It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
	(b)It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
	(c)It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
	(d)It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	October 5	,	1994

Signature and Name	Address
1.	/s/ Amy Johnson	1.	84 State Street
Signature	Street
Amy Johnson	Boston, MA 02109
(Type or Print Name)	City/Town	State	ZIP Code

2.
Signature	Street

(Type or Print Name)	City/Town	State	ZIP Code

3.
Signature	Street

(Type or Print Name)	City/Town	State	ZIP Code

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.
FEE SCHEDULE
•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000.
•	The filing fee is $75.
•	The minimum total due (franchise tax + filing fee) is $100.
(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

       Illinois Secretary of State
      Springfield, IL 62756